Exhibit 10.29.6

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

SIXTH AMENDMENT TO

THE TRAVEL & LIFESTYLE SERVICES OPERATING AGREEMENT

This Sixth Amendment (this "Amendment"), dated and effective as of March 21, 2020 (the "Amendment Effective Date"), by and between GBT III B.V., a private company with limited liability organized under the laws of the Netherlands ("GBT Holdco"), and American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York ("Amex"), which amends the Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, as previously amended by the First Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of January 1, 2015, and by the Second Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of December 31, 2018, and by the Third Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of March 29, 2019, and by the Fourth Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of April, 2019, and by the Fifth Amendment, effective as of January 1, 2020 (collectively, the "Agreement") by and between GBT Holdco and Amex. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

WHEREAS, the Parties desire to further amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and intending to be legally bound, the Parties hereto agree as follows:

1.	Exhibit VII.

a.	An Exhibit VII (GBT Holdco Servicing Support) shall be added to the Agreement as follows:

Services: GBT Holdco shall allocate GBT Holdco employees and/or contractors ("GBT Personnel") for GBT Holdco to render telephone travel servicing and back-office support to Amex Customers in accordance with the reasonable direction and policies provided by Amex to GBT Holdco for rendering such services (the "Services"). The total number of GBT Personnel that GBT Holdco allocates to render the Services shall be determined by Amex in its sole discretion and communicated in advance to GBT Holdco; however, such number of GBT Personnel allocated shall not exceed 300 unless otherwise agreed by the Parties. For the avoidance of doubt, GBT Holdco shall not allocate more GBT Personnel than as determined by Amex. Unless otherwise agreed by the Parties, the Services shall be limited to the cancelation of Amex Customers' travel reservations (by phone and by back-office support in batch-cancelling travel reservations), relaying of travel supplier cancellation/change policies and travel restrictions associated with travel reservations (existing and potential) to Amex Customers, and training GBT Personnel to render the Services. The key operational components of the Services are as follows:

•	GBT Holdco shall have limited access to the Expedia pseudo cities;

•	GBT Holdco shall have access and viewability to personally identifiable information should be limited to the information required to process travel cancellations;

•	GBT Holdco shall apply fare rules and waivers and provide the relevant disclosures to Amex Customers;

•	GBT Holdco shall not be required to produce cancellation confirmations but shall direct Amex Customers to the 'My Trips' page on AmexTravel.com;

•	GBT Holdco shall route any requests for servicing, beyond processing of travel cancellations, to Expedia;

•	GBT Holdco shall comply with all existing GBT Holdco compliance programs that it currently has in place;

•	GBT shall provide periodic reporting on servicing volumes and on issues/escalations that impact the processing the Amex Customer cancellation requests; and

•	Should the Parties agree for the Services to include rebooking of Amex Customer travel reservations, GBT Holdco shall conduct sanctions screening for each Amex Customer rebooking.

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Services Term: GBT Holdco shall, as soon as reasonably practical, begin rendering Services ("Services Term"). Either Party may terminate the Services upon five (5) Business Days prior written notice (which, for this purpose only, such notice includes email). For the avoidance of doubt, GBT Holdco beginning to render the Services shall include training of GBT Personnel to provide the Services.

GBT Personnel: GBT Personnel are the responsibility of GBT Holdco and solely employees or independent contractors of GBT Holdco; (ii) no GBT Personnel are Amex's agents or employees for federal, state, or local tax purposes or any other purposes whatsoever; (iii) no GBT Personnel are entitled to any compensation from Amex or to any Amex employee benefits; (iv) GBT Holdco shall (or, in the case of its subcontractors, shall be responsible for causing the applicable subcontractor to) withhold and pay all applicable taxes, benefits and insurance with respect to such personnel; (v) GBT Holdco shall verify and secure the work eligibility of all GBT Personnel (including verifying that GBT Personnel are not registered on any US governmental restricted lists (e.g., BIS, OFAC)); (vi) GBT Holdco shall be solely responsible for its subcontractors (including for any claims made by subcontractors against Amex) and shall remain fully responsible at all times for providing the Services; and (vii) without Amex's express written consent, GBT Holdco may not use any GBT Personnel for the provision of Services to Amex under this Agreement outside the United States or within in the United States pursuant to the B-1 category of visa (or any successor category). Solely in relation to the Services, GBT Holdco shall, at its own expense, defend, indemnify and hold harmless Amex, its parent, and its respective employees, agents, subsidiaries, and affiliates, from and against any and all claims, losses, judgments, costs, awards, expenses (including reasonable attorneys' fees, expert witness fees and costs of settlement) and liability of any kind arising out of or relating to: claims brought by or on behalf of any subcontractors or independent contractors of GBT Holdco, or any of the GBT Personnel, including with respect to GBT Holdco's obligations as an employer of GBT Personnel or alleging that Amex should be deemed the "employer" or "joint employer" of any GBT Personnel.

Information Protection Contract Requirements (IPCR): GBT Holdco shall comply with the IPCR attached hereto as Appendix A of the Amendment.

Notification: Solely in relation to the Services, GBT Holdco shall give Amex prompt notice of any threat, warning or notice of any claim, action or GBT Holdco internal discovery which, to GBT Holdco's reasonable knowledge, could reasonably be expected to have a material adverse impact on Amex, including, without limitation, related to the Services, system issues, and any compliance lapses or violations (potential or actual).

Data Ownership: All Data to which GBT Holdco has access by virtue of rendering the Services shall remain the sole and exclusive property of Amex. GBT Holdco shall not have any rights, title or interest, of any kind, in such Data.

Limitation of Liability: (a) OTHER THAN ANY INDEMNIFICATION OBLIGATIONS OF EITHER PARTY, EACH PARTY AGREES THAT THE AGGREGATE LIABILITY OF ONE PARTY OR ITS AFFILIATES TO THE OTHER PARTY FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, OR CAUSES OF ACTION ARISING UNDER OR RELATING TO THIS AMENDMENT (WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE) SHALL IN NO EVENT EXCEED THREE TIMES THE AGGREGATE FEES PAYABLE BY AMEX TO GBT HOLDCO HEREUNDER; and (b) for the avoidance of doubt, Section 7.03(a) of the Agreement applies to this Amendment.

2.	Miscellaneous. Except as specifically stated in this Amendment, the Agreement remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived hereby. This Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, GBT Holdco and Amex have caused this Amendment to be executed and delivered as of the date and year first set forth above.

GBT III B.V., a Netherlands private company with limited liability

By:	/s/ Eric Bock
Eric Bock
Title:Chief Legal Officer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation

By:	/s/ Dean Vocaturo
Name:Dean Vocaturo
Title: VP — Global Engineering & Operations

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